Earnings Release and Supplemental Report third quarter 2018 Patewood Medical Office Building C Greenville, SC 1

Earnings Release 3 Overview 8 Consolidated Financial Statements 9 Portfolio Summary 13 Same Property Portfolio 15 Capitalization and Indebtedness 16 Investment Summary 19 Developments and Redevelopments 21 Capital Expenditures 23 Portfolio Diversification 24 Expirations and Maturities 26 Triple-net Master Lease Profile 27 Portfolio Senior Housing Triple-net 28 Senior Housing Operating Portfolio 31 Life Science 35 Medical Office 38 Other 41 Guidance 46 Glossary and Debt Ratios 47 TABLE OF Company Information 53 Contents Forward-Looking Statements & Risk Factors 54 Discussion and Reconciliation of Non-GAAP Financial Measures 2

HCP Reports Third Quarter 2018 Results

IRVINE, CA, October 31, 2018 -- HCP, Inc. (NYSE: HCP) today announced results for the third quarter ended September 30, 2018. For the quarter, we generated net income of $0.21 per share, FFO of $0.33 per share and FFO as adjusted of $0.44 per share.

QUARTERLY AND RECENT HIGHLIGHTS

- Under contract to sell our Shoreline Technology Center campus in Mountain View, California for gross proceeds of $1.0 billion
- Signed 460,000 square feet of leases at our South San Francisco developments; both Phase I of The Shore at Sierra Point and Phase IV of The Cove are now 100% pre-leased
- Created a program with HCA Healthcare to develop primarily on-campus MOBs; commenced first project, a $26 million on-campus MOB in Myrtle Beach, South Carolina
- Closed on the previously announced $605 million joint venture with Morgan Stanley Real Estate Investing in a two million square foot medical office portfolio
- Completed the sale of 17 senior housing communities to an investment fund managed by affiliates of Apollo Global Management for $264 million and expect the remaining two assets in the portfolio to close by year-end for approximately $113 million
- Completed 35 senior housing operator transitions from Brookdale Senior Living, Inc. ("Brookdale") with four additional transitions expected to be completed by year-end
- Completed the early redemption of all $700 million of our 5.375% senior notes due 2021 using proceeds from capital recycling
- Named to the Dow Jones Sustainability Index and received the Green Star designation from GRESB, our sixth and seventh year, respectively, receiving these prestigious awards
- Achieved total portfolio year-over-year SPP Cash NOI growth of 1.7% in the third quarter
- Reaffirmed 2018 FFO as adjusted and full-year 2018 SPP Cash NOI guidance ranges

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017	
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share
Net income (loss)	**$ 98,946**	**$ 0.21**	**$ (7,788)**	**$ (0.02)**
FFO	**$ 155,632**	**$ 0.33**	**$ 155,248**	**$ 0.33**
Transaction-related items	4,678	0.01	580	—
Other impairments (recoveries), net[1]	—	—	2,738	0.01
Severance and related charges[2]	4,573	0.01	3,889	0.01
Loss on debt extinguishments[3]	43,899	0.09	54,227	0.11
Litigation costs (recoveries)	(545)	—	2,303	—
Casualty-related charges (recoveries), net	—	—	8,925	0.02
Foreign currency remeasurement losses (gains)	(41)	—	(141)	—
FFO as adjusted	**$ 208,196**	**$ 0.44**	**$ 227,769**	**$ 0.48**
FAD	**$ 186,545**		**$ 202,407**	

(1) For the three months ended September 30, 2017, represents the impairment of our Tandem Mezzanine Loan, which was sold in the first quarter of 2018.
(2) For the three months ended September 30, 2018, relates to corporate restructuring activities. For the three months ended September 30, 2017, primarily relates to the departure of our former Chief Accounting Officer.
(3) Represents the premium associated with the prepayment of senior unsecured notes.

FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "September 30, 2018 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

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SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The tables below outline the year-over-year three-month SPP Cash NOI growth and the components of our senior housing operating portfolio ("SHOP") SPP Cash NOI growth for the third quarter:

Year-Over-Year Three-Month SPP Cash NOI Growth	
Senior housing triple-net	1.6%
SHOP	(6.3%)
Life science	2.6%
Medical office	2.3%
Other non-reportable segments ("Other")	6.5%
Total Portfolio	**1.7%**

Components of SHOP SPP Cash NOI Growth

	Core Portfolio(1)	Transition/Sale Portfolio(2)	Total
Property count	32	18	50
Current Quarter Cash NOI	$15,482	$6,330	$21,812
SPP Cash NOI Growth	4.1%	(24.8%)	(6.3%)
SPP Cash NOI Margin	33.1%	25.4%	30.4%

(1) Includes 16 properties managed by Brookdale and 16 properties managed by four operators that are not expected to undergo a transition or sale during 2018.

(2) Represents properties previously managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

SHORELINE TECHNOLOGY CENTER DISPOSITION

In October, we entered into a definitive agreement to sell our approximately 800,000 square foot Shoreline Technology Center campus located in Mountain View, California for $1.0 billion. The disposition is expected to generate a gain on sale of approximately $700 million upon closing in the fourth quarter 2018.

"This transaction highlights our ability to unlock meaningful shareholder value and generate attractively-priced capital which we will use to delever and further strengthen our balance sheet as well as fund future accretive growth," said Peter Scott, Executive Vice President and Chief Financial Officer of HCP.

We intend to use the proceeds from the disposition to initially repay approximately $1 billion of debt at an average interest rate of approximately 3.5%. Over time, we will opportunistically redeploy a portion of this capital into future acquisitions and to fund our development and redevelopment activity while maintaining a target net debt to adjusted EBITDA ratio in the high five times range.

TRANSACTION UPDATES

HCP AND MORGAN STANLEY REAL ESTATE INVESTING MEDICAL OFFICE JOINT VENTURE

HCP and Morgan Stanley Real Estate Investing ("MSREI") closed on the previously announced $605 million 51%/49% joint venture (the "Venture") in a two million square foot medical office portfolio. To form the Venture, MSREI contributed cash to fund the acquisition of a medical office portfolio in Greenville, South Carolina and HCP contributed nine wholly-owned medical office buildings primarily located in Texas and Florida.

19-COMMUNITY PORTFOLIO SALE

In October, we closed on the first tranche of the previously announced 19-asset portfolio sale of Brookdale-managed senior housing communities to an investment fund managed by affiliates of Apollo Global Management for $264 million. We expect to close on the sale of the remaining two assets in the portfolio to the same buyer for $113 million during the fourth quarter.

ADDITIONAL SIGNIFICANT DISPOSITION TRANSACTIONS

As previously disclosed, in July, a tenant in our life science portfolio in South San Francisco exercised its purchase option on four properties, generating proceeds of $269 million.

In August, we sold an £11 million U.K. development loan at par.

In addition to the 19-community portfolio sale referenced above, during the third quarter we sold 11 senior housing communities, 10 of which were managed by Brookdale, to third parties for a total of $76 million.

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OPERATOR TRANSITION UPDATE We have completed the vast majority of our planned operator transitions with 35 HCP-owned senior housing communities transitioning from Brookdale to other operators, including Atria Senior Living, Sunrise Senior Living, Elmcroft by Eclipse Senior Living, Discovery Senior Living and Sonata Senior Living. The remaining four transitions are expected to close in 2018. ON-CAMPUS MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA In October, we created a program with HCA Healthcare ("HCA") to develop primarily on-campus medical office buildings. HCA outpatient departments are expected to anchor roughly half of the square footage of each project, with the balance of demand coming from third-party physicians and other ancillary medical services. We will continue working with HCA to find win-win development opportunities and expect to announce additional projects in 2018 and 2019. The program's first development is a 90,000 square foot medical office building on the campus of Grand Strand Medical Center ("Grand Strand") in Myrtle Beach, South Carolina with an estimated cost of $26 million. Grand Strand is operated by HCA and is the leading hospital in the market. Grand Strand will anchor the development and occupy 42,000 square feet upon completion. We expect the development to generate a 7.2% yield upon stabilization. DEVELOPMENT UPDATES PHASE IV OF THE COVE 100% PRE-LEASED; 1 MILLION SQUARE FOOT CAMPUS NOW 100% LEASED During the quarter, we signed a 164,000 square foot, full-building lease at the $107 million Phase IV development of The Cove in South San Francisco. This lease, combined with the previously disclosed leases at Phase III of the development, brings the combined $344 million, 488,000 square feet of in-process development to 100% pre-leased. Upon Phase IV's completion in early 2020, The Cove will be a one million square foot, LEED silver, fully-integrated, waterfront campus located at the entrance to South San Francisco's life science cluster. PHASE I OF THE SHORE AT SIERRA POINT 100% PRE-LEASED During September and October, we signed leases totaling 222,000 square feet at The Shore at Sierra Point, a 23-acre waterfront life science development offering state-of-the-art laboratory and office space along with premier amenities. The $224 million first phase of the development is now 100% pre-leased. With the leasing success to-date, and the continued strength of the South San Francisco life science market, we will look to accelerate construction of the remaining two phases which encompass a combined 365,000 square feet of potential development. BALANCE SHEET As previously disclosed, on July 16, 2018, we repaid $700 million of our 5.375% senior notes due 2021 using capital recycling proceeds received during the third quarter. In connection with the repayment, we incurred an extinguishment of debt charge of approximately $44 million in the third quarter. At September 30, 2018, we had $1.4 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility. In connection with the pending Shoreline Technology Center disposition, on October 9, 2018, we provided a redemption notice to holders of our $450 million 3.75% senior notes due in 2019, which will be redeemed at par in November 2018.  DIVIDEND On October 25, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on November 20, 2018 to stockholders of record as of the close of business on November 5, 2018. SUSTAINABILITY For the sixth consecutive year, HCP has been named to the Dow Jones Sustainability Index North America for demonstrating best-in-class sustainable business practices. Additionally, for the seventh consecutive year, HCP has received the Green Star designation from GRESB for excellence in sustainability implementation and measurement as well as management and policy. More information about HCP's sustainability efforts, including a link to our Sustainability Report, is available in the Sustainability section which can be found on our website at www.hcpi.com/sustainable- growth. 5

2018 GUIDANCE For full-year 2018, we expect net income per share to range between $2.23 and $2.29; FFO per share to range between $1.65 and $1.69; and FFO as adjusted per share to range between $1.79 and $1.83. In addition, we expect 2018 SPP Cash NOI to increase between 0.25% and 1.75%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the "Projected Full Year 2018 SPP Cash NOI Growth" table below, the 2018 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com. Projected Full Year 2018 SPP Cash NOI Growth Low High Senior housing triple-net 0.50% 1.50% SHOP (4.00%) 0.00% Life science 0.25% 1.25% Medical office 1.75% 2.75% Other 0.50% 1.50% Total Portfolio SPP Growth 0.25% 1.75% COMPANY INFORMATION HCP has scheduled a conference call and webcast for Wednesday, October 31, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended September 30, 2018. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 5581677. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. Through November 15, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10124783. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com. 6

FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI Growth” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings "Shoreline Technology Center Disposition", "Transaction Updates", "Operator Transition Update", "On-Campus Medical Office Development Program with HCA", "Development Updates" and "Balance Sheet." Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.       CONTACT Andrew Johns Vice President – Finance and Investor Relations 949-407-0400 7

The Numbers

Overview[1]

As of and for the quarter ended September 30, 2018, dollars, square feet and shares in thousands, except per share data

	3Q18	YTD 2018	Full Year 2018 Guidance (October 31, 2018)
Financial Metrics			
Diluted earnings per common share	$0.21	$0.49	$2.23 - $2.29
Diluted FFO per common share	$0.33	$1.25	$1.65 - $1.69
Diluted FFO as adjusted per common share	$0.44	$1.39	$1.79 - $1.83
Dividends per common share	$0.37	$1.11	$1.48
Rental and related revenues	$454,786	$1,395,721	
NOI	$273,578	$868,097	
Cash NOI	$272,875	$854,045	
Portfolio Income[2]	$297,414	$928,002	

Same Property Portfolio Cash NOI Growth	% of Total YTD SPP	3Q18	YTD 2018	Full Year 2018 Guidance (October 31, 2018)
Senior housing triple-net	27.1%	1.6%	0.7%	0.50% - 1.50%
SHOP	9.9%	(6.3%)	(3.3%)	(4.00%) - 0.00%
Life science	25.7%	2.6%	1.2%	0.25% - 1.25%
Medical office	28.7%	2.3%	2.1%	1.75% - 2.75%
Other	8.6%	6.5%	2.8%	0.50% - 1.50%
Total	**100.0%**	**1.7%**	**1.0%**	**0.25% - 1.75%**

	3Q18		3Q18
Capitalization		**Debt Ratios**	
Common stock outstanding and DownREIT units	476,533	Financial Leverage	42.4%
Total Market Equity	$12,542,348	Secured Debt Ratio	2.7%
Enterprise Debt	$7,297,905	Net Debt to Adjusted EBITDA	6.5x
		Adjusted Fixed Charge Coverage	3.8x

	Property Count	Capacity		Occupancy
Portfolio Statistics				
Senior housing triple-net	163	16,473	Units	84.8%
SHOP	97	12,995	Units	84.2%
Life science	129	7,332	Sq. Ft.	96.3%
Medical office	268	19,233	Sq. Ft.	92.1%
Other[3]	118	N/A		N/A
Total	**775**	N/A		N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Our Other non-reportable segment includes 103 properties in unconsolidated JVs. See the Other Unconsolidated JV page in this report for further details.

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HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)  September 30, 2018 December 31, 2017 Assets Real estate: Buildings and improvements $ 10,956,474 $ 11,239,732 Development costs and construction in progress 442,007 447,976 Land 1,663,069 1,785,865 Accumulated depreciation and amortization (2,825,850) (2,741,695) Net real estate 10,235,700 10,731,878 Net investment in direct financing leases 714,709 714,352 Loans receivable, net 41,302 313,326 Investments in and advances to unconsolidated joint ventures 623,255 800,840 Accounts receivable, net of allowance of $4,552 and $4,425, respectively 48,701 40,733 Cash and cash equivalents 78,864 55,306 Restricted cash 29,877 26,897 Intangible assets, net 305,805 410,082 Assets held for sale, net 423,063 417,014 Other assets, net 582,682 578,033 Total assets $ 13,083,958 $ 14,088,461 Liabilities and Equity Bank line of credit $ 636,709 $ 1,017,076 Term loan 223,468 228,288 Senior unsecured notes 5,706,181 6,396,451 Mortgage debt 139,401 144,486 Other debt 92,494 94,165 Intangible liabilities, net 56,871 52,579 Liabilities of assets held for sale, net 3,146 14,031 Accounts payable and accrued liabilities 410,804 401,738 Deferred revenue 174,509 144,709 Total liabilities 7,443,583 8,493,523 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 469,916,246 and 469,435,678 shares issued and outstanding, respectively 469,916 469,436 Additional paid-in capital 8,189,946 8,226,113 Cumulative dividends in excess of earnings (3,584,397) (3,370,520) Accumulated other comprehensive income (loss) (4,297) (24,024) Total stockholders' equity 5,071,168 5,301,005 Joint venture partners 392,319 117,045 Non-managing member unitholders 176,888 176,888 Total noncontrolling interests 569,207 293,933 Total equity 5,640,375 5,594,938 Total liabilities and equity $ 13,083,958 $ 14,088,461 9

HCP, Inc. Consolidated Statements of Operations In thousands, except per share data (unaudited)   Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 2018 2017 Revenues: Rental and related revenues $ 262,828 $ 266,109 $ 821,462 $ 816,147 Tenant recoveries 41,026 36,860 116,984 105,794 Resident fees and services 137,359 126,040 416,947 391,688 Income from direct financing leases 13,573 13,240 40,329 40,516 Interest income 1,236 11,774 9,048 50,974 Total revenues 456,022 454,023 1,404,770 1,405,119 Costs and expenses:     Interest expense 63,486 71,328 211,626 235,834 Depreciation and amortization 132,198 130,588 418,740 397,893 Operating 181,207 155,338 527,625 467,582 General and administrative 23,503 23,523 75,192 67,287 Transaction costs 4,489 580 9,088 2,504 Impairments (recoveries), net 5,268 25,328 19,180 82,010 Total costs and expenses 410,151 406,685 1,261,451 1,253,110 Other income (expense):     Gain (loss) on sales of real estate, net 95,332 5,182 162,211 322,852 Loss on debt extinguishments (43,899) (54,227) (43,899) (54,227) Other income (expense), net 1,604 (10,556) (37,017) 40,723 Total other income (expense), net 53,037 (59,601) 81,295 309,348 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 98,908 (12,263) 224,614 461,357 Income tax benefit (expense) 4,929 5,481 14,919 14,630 Equity income (loss) from unconsolidated joint ventures (911) 1,062 (442) 4,571 Net income (loss) 102,926 (5,720) 239,091 480,558 Noncontrolling interests' share in earnings (3,555) (1,937) (9,546) (7,687) Net income (loss) attributable to HCP, Inc. 99,371 (7,657) 229,545 472,871 Participating securities' share in earnings (425) (131) (1,278) (560) Net income (loss) applicable to common shares $ 98,946 $ (7,788) $ 228,267 $ 472,311 Earnings per common share:     Basic $ 0.21 $ (0.02) $ 0.49 $ 1.01 Diluted $ 0.21 $ (0.02) $ 0.49 $ 1.01 Weighted average shares outstanding: Basic 469,867 468,975 469,732 468,642 Diluted 470,118 468,975 469,876 468,828 10

HCP, Inc.

Funds From Operations

In thousands, except per share data
(unaudited)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net income (loss) applicable to common shares	**$ 98,946**	**$ (7,788)**	**$ 228,267**	**$ 472,311**
Real estate related depreciation and amortization	132,198	130,588	418,740	397,893
Real estate related depreciation and amortization on unconsolidated joint ventures	15,180	16,358	48,730	47,711
Real estate related depreciation and amortization on noncontrolling interests and other	(2,971)	(3,678)	(7,136)	(11,711)
Other depreciation and amortization	2,343	2,360	4,906	7,718
Loss (gain) on sales of real estate, net	(95,332)	(5,182)	(162,211)	(322,852)
Loss (gain) upon consolidation of real estate, net[1]	—	—	41,017	—
Taxes associated with real estate dispositions[2]	—	—	1,147	(5,498)
Impairments (recoveries) of depreciable real estate, net	5,268	22,590	11,541	22,590
FFO applicable to common shares	155,632	155,248	585,001	608,162
Distributions on dilutive convertible units	—	—	—	5,250
Diluted FFO applicable to common shares	**$ 155,632**	**$ 155,248**	**$ 585,001**	**$ 613,412**
Diluted FFO per common share	**$ 0.33**	**$ 0.33**	**$ 1.25**	**$ 1.30**
Weighted average shares outstanding - diluted FFO	470,118	469,156	469,876	473,519
Impact of adjustments to FFO:				
Transaction-related items	$ 4,678	$ 580	$ 8,612	$ 2,476
Other impairments (recoveries), net[3]	—	2,738	4,341	8,526
Severance and related charges[4]	4,573	3,889	13,311	3,889
Loss on debt extinguishments[5]	43,899	54,227	43,899	54,227
Litigation costs (recoveries)	(545)	2,303	41	7,507
Casualty-related charges (recoveries), net	—	8,925	—	8,925
Foreign currency remeasurement losses (gains)	(41)	(141)	(106)	(986)
Total adjustments	52,564	72,521	70,098	84,564
FFO as adjusted applicable to common shares	208,196	227,769	655,099	692,726
Distributions on dilutive convertible units and other	(90)	1,493	(180)	5,095
Diluted FFO as adjusted applicable to common shares	**$ 208,106**	**$ 229,262**	**$ 654,919**	**$ 697,821**
Diluted FFO as adjusted per common share	**$ 0.44**	**$ 0.48**	**$ 1.39**	**$ 1.47**
Weighted average shares outstanding - diluted FFO as adjusted	470,118	473,836	469,876	473,519

(1) For the nine months ended September 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2) Represents the income tax impact of our RIDEA II transactions in June 2018 and January 2017.

(3) For the nine months ended September 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of our Tandem Mezzanine Loan in March 2018. For the nine months ended September 30, 2017, represents the impairment of our Tandem Mezzanine Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017. For the three months ended September 30, 2017, represents the impairment of our Tandem Mezzanine Loan, which was sold in the first quarter of 2018.

(4) For the three months ended September 30, 2018, relates to corporate restructuring activities. For the nine months ended September 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings. For the three and nine months ended September 30, 2017, primarily relates to the departure of our former Chief Accounting Officer.

(5) Represents the premium associated with the prepayment of senior unsecured notes.

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HCP, Inc.

Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
FFO as adjusted applicable to common shares	$ 208,196	$ 227,769	$ 655,099	$ 692,726
Amortization of deferred compensation[1]	3,530	3,237	11,249	10,329
Amortization of deferred financing costs	3,070	3,439	9,760	11,141
Straight-line rents	(4,409)	(5,774)	(20,888)	(18,052)
FAD capital expenditures	(24,646)	(26,272)	(70,237)	(73,825)
Lease restructure payments	300	311	901	1,165
CCRC entrance fees[2]	6,524	6,074	13,203	14,436
Deferred income taxes[3]	(4,880)	(3,807)	(12,751)	(10,523)
Other FAD adjustments[4]	(1,140)	(2,570)	(7,959)	(6,288)
FAD applicable to common shares	186,545	202,407	578,377	621,109
Distributions on dilutive convertible units	—	1,596	—	5,250
Diluted FAD applicable to common shares	**$ 186,545**	**$ 204,003**	**$ 578,377**	**$ 626,359**
Weighted average shares outstanding - diluted FAD	470,118	473,836	469,876	473,519

(1) Excludes amounts in severance and related charges related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees.
(2) Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.
(3) For the three and nine months ended September 30, 2017, excludes $2 million of deferred tax benefit from casualty-related charges, which is included in casualty-related charges (recoveries), net.
(4) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

12

Portfolio Summary

As of and for the quarter ended September 30, 2018, dollars in thousands

	Property Count	Average Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	163	20	$ 3,257,336	$ 67,181	92.7
SHOP	89	22	2,462,108	32,240	97.9
Life science	115	21	3,976,291	72,933	100.0
Medical office	264	22	4,528,657	80,149	100.0
Other	15	29	550,211	20,373	86.4
	646	**22**	**$ 14,774,603**	**$ 272,875**	**96.9**
Debt Investments					
Other	—	N/A	$ 60,373	$ 1,236	—
Developments					
Life science	10	N/A	$ 353,025	$ —	—
Redevelopments					
SHOP	8	N/A	$ 65,417	$ —	—
Life science	4	N/A	114,805	—	—
Medical office	4	N/A	76,450	—	—
	16	**N/A**	**$ 256,672** [3]	**$ —**	**—**
Total					
Senior housing triple-net	163	20	$ 3,257,336	$ 67,181	92.7
SHOP	97	22	2,527,525	32,240	97.9
Life science	129	21	4,444,121	72,933	100.0
Medical office	268	22	4,605,107	80,149	100.0
Other	15	29	610,584	21,609	86.4
	672	**22**	**$ 15,444,673**	**$ 274,111**	**96.9**
HCP's Share of Unconsolidated JVs[4]					
Other[5]	103	30	$ 1,244,730	$ 23,303	75.7
Total Portfolio	**775**	**23**	**$ 16,689,402**	**$ 297,414**	**95.3**



PORTFOLIO INCOME
Unconsolidated JVs(2) 8%
SHOP 11%
Hospitals 7%
Senior housing triple-net 23%
$297.4M
N3
Medical office 27%
Life science 24%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes 5.2% related to 15 assets in our unconsolidated CCRC JV and 1.6% related to 68 assets contributed to our U.K. JV.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment.
(4) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
(5) Our 103 properties in unconsolidated JVs are reported in the Other non-reportable segment. See the Other Unconsolidated JV page in this report for further details.

13

NOI and Cash NOI Summary For the quarter ended September 30, 2018, dollars in thousands NOI SUMMARY Rental and Operating Operating (1) Revenues Expenses NOI Wholly-Owned Senior housing triple-net $ 67,487 $ (840) $ 66,646 SHOP 137,044 (106,182) 30,863 Life science 98,040 (23,668) 74,372 Medical office 129,618 (49,150) 80,468 Other 22,597 (1,367) 21,229 $ 454,786 $ (181,207) $ 273,578 CASH NOI SUMMARY Cash Rental and Cash Operating Operating (1) Revenues Expenses Cash NOI Wholly-Owned Senior housing triple-net $ 68,056 $ (875) $ 67,181 SHOP 137,815 (105,576) 32,240 Life science 96,587 (23,655) 72,933 Medical office 128,483 (48,334) 80,149 Other 21,740 (1,367) 20,373 $ 452,682 $ (179,806) $ 272,875 (1) NOI includes $4.1 million and Cash NOI includes $4.0 million attributable to noncontrolling interest, excluding DownREITS. 14

Same Property Portfolio

As of September 30, 2018, dollars in thousands

SAME PROPERTY PORTFOLIO RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Property Count	**163**	**97**	**129**	**268**	**118**	**775**
Unconsolidated JVs	—	—	—	—	(103)	(103)
Acquisitions	—	(1)	(3)	(30)	—	(34)
Assets in Development	—	—	(10)	—	—	(10)
Assets in Redevelopment	—	(8)	(4)	(4)	—	(16)
Assets held for sale	(11)	(14)	—	—	—	(25)
Senior housing triple-net to SHOP conversions	—	(21)	—	—	—	(21)
Completed Developments and Redevelopments - not stabilized	—	(2)	(5)	(11)	—	(18)
Assets impacted by casualty event	—	(1)	—	—	—	(1)
Three-Month SPP Property Count	**152**	**50**	**107**	**223**	**15**	**547**
Senior housing triple-net to SHOP conversions	—	(1)	—	—	—	(1)
Acquisitions	—	—	(1)	—	—	(1)
Nine-Month SPP Property Count	**152**	**49**	**106**	**223**	**15**	**545**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	Investment	% of Property Portfolio based on Investment	3Q18	3Q17	SPP NOI	SPP Cash NOI	3Q18	2Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	152	$ 3,091,822	95	84.7%	85.8%	3.6%	1.6%	84.7%	85.3%	0.7%	0.1%
SHOP	50	1,444,778	59	86.1%	87.5%	(8.0%)	(6.3%)	86.1%	87.0%	(4.2%)	(6.0%)
Life science	107	3,196,675	80	96.2%	96.3%	3.2%	2.6%	96.2%	95.4%	2.6%	2.2%
Medical office	223	3,485,303	77	92.1%	92.4%	1.8%	2.3%	92.1%	92.1%	(0.2%)	0.6%
Other	15	550,211	100	N/A	N/A	7.5%	6.5%	N/A	N/A	3.1%	2.5%
Total	**547**	**$ 11,768,789**	**80**			**2.1%**	**1.7%**			**0.7%**	**0.4%**

NINE-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
				Nine Months Ended			
	Property Count	Investment	% of Property Portfolio based on Investment	September 2018	September 2017	SPP NOI	SPP Cash NOI
Senior housing triple-net	152	$ 3,091,822	95	85.0%	86.0%	3.4%	0.7%
SHOP	49	1,423,998	58	87.1%	88.0%	(5.7%)	(3.3%)
Life science	106	3,178,400	80	96.1%	96.2%	1.8%	1.2%
Medical office	223	3,485,303	77	92.1%	92.4%	1.8%	2.1%
Other	15	550,211	100	N/A	N/A	4.9%	2.8%
Total	**545**	**$11,729,734**	**79**			**1.7%**	**1.0%**

15

Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION September 30, 2018 Shares Value Total Value Common stock (NYSE: HCP) 469,916 $ 26.32 $ 12,368,189 Convertible partnership (DownREIT) units 6,617 26.32 174,159 Total Market Equity 476,533 $ 12,542,348 Consolidated debt N/A 6,798,253 Total Market Equity and Consolidated Debt 476,533 $ 19,340,601 HCP's share of unconsolidated JV debt N/A 499,652 Total Market Equity and Enterprise Debt 476,533 $ 19,840,253 COMMON STOCK AND EQUIVALENTS Weighted Average Shares Weighted Average Shares Three Months Ended September 30, 2018 Nine Months Ended September 30, 2018 Shares Outstanding Diluted FFO Diluted Diluted FFO Diluted September 30, 2018 Diluted EPS Diluted FFO as adjusted FAD Diluted EPS Diluted FFO as adjusted FAD Common stock 469,916 469,867 469,867 469,867 469,867 469,732 469,732 469,732 469,732 Common stock equivalent securities: Restricted stock units 1,699 222 222 222 222 126 126 126 126 Dilutive impact of options 29 29 29 29 29 18 18 18 18 Convertible partnership (DownREIT) units 6,617 — — — — — — — — Total common stock and equivalents 478,261 470,118 470,118 470,118 470,118 469,876 469,876 469,876 469,876 16

Indebtedness and Ratios

As of September 30, 2018, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank Line of Credit[1]	Term Loan	Amounts	Rates %[2]	Amounts	Rates %[2]	Consolidated Debt	Amounts[3]	Rates %[2]	Amounts	Rates %[2]
2018	$ —	$ —	$ —	—	$ 860	—	$ 860	$ 706	—	$ 1,566	—
2019	—	223,587	450,000 [4]	3.95	3,561	—	677,148	161,665	5.39	838,813	4.08
2020	—	—	800,000	2.79	3,609	5.08	803,609	12,006	4.22	815,615	2.81
2021	636,709	—	—	—	10,957	5.26	647,666	54,442	4.72	702,108	3.47
2022	—	—	900,000	3.93	2,691	—	902,691	34,987	4.66	937,678	3.95
2023	—	—	800,000	4.39	2,811	—	802,811	4,053	3.96	806,864	4.38
2024	—	—	1,150,000	4.17	2,937	—	1,152,937	935	—	1,153,872	4.17
2025	—	—	1,350,000	3.93	3,069	—	1,353,069	18,911	3.87	1,371,980	3.93
2026	—	—	—	—	3,006	2.85	3,006	942	—	3,948	2.85
2027	—	—	—	—	9,184	5.28	9,184	945	—	10,129	5.28
Thereafter	—	—	300,000	6.87	91,509	4.02	391,509	38,006	4.06	429,515	5.89
Subtotal	**$ 636,709**	**$ 223,587**	**$ 5,750,000**		**$ 134,194**		**$ 6,744,490**	**$ 327,598**		**$ 7,072,088**	
Other Debt[5]	—	—	—		—		92,494	174,761		267,255	
(Discounts), premium and debt costs, net	—	(119)	(43,819)		5,207		(38,731)	(2,707)		(41,438)	
Total	**$ 636,709**	**$ 223,468**	**$ 5,706,181**		**$ 139,401**		**$ 6,798,253**	**$ 499,652**		**$ 7,297,905**	
Weighted average interest rate %	3.33	3.40	4.03		4.19		3.94	4.86		3.99	
Weighted average maturity in years	3.1	0.3	5.4		19.2		5.3	3.1		5.2	

(1) Includes £55 million ($72 million) translated into U.S. dollars ("USD") at September 30, 2018. Our $2.0 billion bank line of credit has the following features: (i) initial maturity date of October 19, 2021 with two six-month committed extension options; (ii) annual interest costs of LIBOR plus 100 basis points and a facility fee of 20 basis points based on our current unsecured credit rating; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.

(2) The rates are reported in the year in which the related debt matures.

(3) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.

(4) On October 9, 2018, we provided a redemption notice to holders of our $450 million senior unsecured notes due in 2019, which will be redeemed in November 2018.

(5) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.

17

Indebtedness and Ratios As of September 30, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Rates % Years to Maturity Secured Fixed rate $ 181,775 3 4.19 15.7 Floating rate 280,017 4 4.98 2.8 Combined $ 461,792 7 4.67 7.9 Unsecured Fixed rate 5,750,000 81 4.03 5.4 Floating rate 860,296 12 3.35 2.3 Combined $ 6,610,296 93 3.94 5.0 Total Fixed rate 5,931,775 84 4.03 5.7 Floating rate 1,140,313 16 3.75 2.5 Combined $ 7,072,088 100 3.99 5.2 Other Debt(1) 267,255 (Discounts), premiums and debt costs, net (41,438) Enterprise Debt $ 7,297,905 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 44% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 48% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.6x Tangible Net Worth ($ billions) No less than $6.5B $8.8B CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Positive) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of unconsolidated JVs. 18

Investment Summary

For the three and nine months ended September 30, 2018, dollars and square feet in thousands

INVESTMENT SUMMARY

		Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
Acquisition of 16 MOBs - Greenville, SC[1]	$	285,000	$	285,000
Hayden development entitlements[2]		—		21,390
Noncontrolling interest in RIDEA I JV[3]		—		62,632
Participating development loan[4]		17,527		19,792
Development fundings		66,227		174,881
Redevelopment fundings		16,755		47,003
Lease commissions - Dev/Redev/Acq		6,053		11,066
Total	**$**	**391,562**	**$**	**621,764**

DEBT INVESTMENT REPAYMENTS

	Date		Gross Proceeds
Participating development financing	February	$	21,498
Tandem	March		112,000
Maria Mallaband - U.K.	August		14,465
Total		**$**	**147,963**

ASSETS HELD FOR SALE

	Held for Sale Date	Capacity	Property Count	Property Type		Projected Sales Price	Trailing Cash Yield[5]
Las Vegas, NV	June	152 Units	1	SHOP	$	12,514	
19-Community Portfolio[6]	June	2,478 Units	19	SHOP / Senior housing		376,933	
Poway II Land	June	N/A	N/A	Life science		35,400	
Various, RI	June/September	647 Units	5	SHOP		48,625	
Total			**25**		**$**	**473,472**	**7.6%**

(1) In August 2018, we formed a 51/49 joint venture with Morgan Stanley Real Estate Investment ("MSREI") through which we contributed nine assets valued at $320 million and MSREI contributed cash, which was used to acquire 16 MOBs valued at $285 million with an initial yield of approximately 6%, inclusive of joint venture fees.
(2) In March 2018, we acquired the rights to develop a 214,000 square foot lab building on our Hayden life science campus for $21 million.
(3) In March 2018, we acquired Brookdale's 10% interest in the RIDEA I JV for $63 million, bringing our total ownership in RIDEA I to 100%.
(4) Represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.
(5) Represents the average yield calculated using Cash NOI for the 12-month period ended September 2018; excludes land held for sale.
(6) Seventeen properties closed in October 2018 for $264 million, the remaining two are expected to close in 4Q18.

19

Investment Summary | Dispositions

For the nine months ended September 30, 2018, dollars and square feet in thousands

	Date	Capacity	Property Count	Property Type		Sales Price/ Proceeds	Trailing Cash Yield[1]
West Palm Beach, FL	January	34 Units	1	SHOP	$	3,350	
Altamonte Springs, FL (sale to Brookdale)	January	137 Units	1	SHOP		32,105	
Beaumont, TX	April	159 Units	1	SHOP		23,000	
Various (sale to Brookdale)	April	995 Units	5	SHOP / Senior housing		242,753	
Various, SHOP	June	439 Units	4	SHOP		37,500	
RIDEA II JV[2]	June	5,302 Units	49	Other		332,000	
U.K. sale of partnership interest[3]	June	N/A	N/A	Other		402,447	
South San Francisco, CA	July	337 Sq. Ft.	4	Life science		269,400	
Sterling Heights, MI	August	120 Units	1	SHOP		23,000	
10-Community Portfolio	July/September	896 Units	10	SHOP		53,236	
Various, MOB	August/September	86 Sq. Ft.	2	MOB		20,725	
MOB JV partnership formation[4]	August	N/A	N/A	MOB		296,450	
Total			**78**		**$**	**1,735,966**	**6.6%**

(1) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale.
(2) In June 2018, we sold our remaining 40% interest in the RIDEA II JV, generating proceeds of $332 million.
(3) In June 2018, we sold a 51% interest in our U.K. assets, generating net proceeds of $402 million, including $146 million of third party property-level financing at our share.
(4) Sales price of $296 million represents MSREI's 49% share of the $605 million joint venture formed in August 2018, through which we contributed nine assets valued at $320 million and MSREI contributed cash used to acquire 16 MOBs valued at $285 million as referenced on the previous page, generating proceeds of $11.5 million.

20

Developments

As of September 30, 2018, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count		CIP[1]		Cost to Complete[1]		Total at Completion
Wholly-Owned									
Ridgeview	San Diego, CA	Life science	3	$	58,203	$	4,393	$	62,596
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	2		145,258		91,612		236,870
Sorrento Summit	San Diego, CA	Life science	1		3,259		13,581		16,840
The Shore at Sierra Point - Phase I	San Francisco, CA	Life science	2		86,080		137,583		223,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1		25,534		81,761		107,295
75 Hayden	Boston, MA	Life science	1		34,691		125,524		160,215
			10	**$**	**353,025**	**$**	**454,454**	**$**	**807,479**

Projected stabilized yield typically ranges from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy	
				Initial	Stabilized[2]
Wholly-Owned					
Ridgeview	306	100	2Q16	4Q18	2Q19
The Cove at Oyster Point - Phase III	324	100	4Q16	1Q19	3Q19
Sorrento Summit	28	100	3Q17	3Q19	3Q19
The Shore at Sierra Point - Phase I[3]	222	59	4Q17	4Q19	1Q20
The Cove at Oyster Point - Phase IV	164	100	2Q18	1Q20	1Q20
75 Hayden	214	—	2Q18	4Q20	4Q22
	1,258	**76**			

(1) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(2) Economic stabilization typically occurs three to six months following stabilized occupancy.
(3) In October 2018, we signed a lease for 92,000 square feet, bringing the percentage of total project leased to 100% and the total Development portfolio to 83% leased.

21

Redevelopments and Land Held for Development(1)

As of September 30, 2018, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Placed in Service	Incremental Costs CIP(2)	Cost to Complete(2)	Total	Project Start	Estimated Completion(3)
Wholly-Owned									
3535 Market Street	Philadelphia, PA	Medical office	1	$ 25,387	$ 5,733	$ 13,257	$ 44,377	2Q17	3Q18
Wateridge	San Diego, CA	Life science	1	—	7,134	6,373	13,507	2Q17	4Q18
Summit III	Nashville, TN	Medical office	1	—	1,737	4,263	6,000	1Q18	1Q19
Nordstrom Tower	Seattle, WA	Medical office	1	—	1,605	5,495	7,100	1Q18	1Q19
Biotech Gateway	San Francisco, CA	Life science	1	—	3,372	12,248	15,620	1Q18	1Q19
Various SHOP	Various	SHOP	8	—	2,691	67,740	70,431	2Q18 - 3Q18	3Q19 - 3Q20
Pointe Grand	San Francisco, CA	Life science	2	—	3,738	23,922	27,660	3Q18	1Q19
St Matthews I	Louisville, KY	Medical office	1	220	267	10,514	11,001	3Q18	4Q19
			16	**$ 25,607**	**$ 26,277**	**$ 143,812**	**$ 195,696**		

Projected stabilized return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
The Shore at Sierra Point	San Francisco, CA	Life science	14	365	$ 53,264
Forbes Research Center	San Francisco, CA	Life science	8	326	46,559
Modular Labs III	San Francisco, CA	Life science	2	106	10,772
Torrey Pines Science Center	San Diego, CA	Life science	6	93	11,612
Directors Place	San Diego, CA	Life science	4	82	6,313
Remaining	Various	Various	13	N/A	4,589
			47	**972**	**$ 133,109**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(3) Excludes the completion of tenant improvements.

22

Capital Expenditures

For the three and nine months ended September 30, 2018, dollars in thousands, except per unit/square foot

THIRD QUARTER

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 473	$ 4,514	$ 1,009	$ 4,852	$ —	$ 10,848
Tenant improvements - 2nd generation	—	—	2,281	5,391	191	7,864
Lease commissions - 2nd generation[1]	—	—	976	4,958	—	5,934
FAD capital expenditures	**$ 473**	**$ 4,514**	**$ 4,267**	**$ 15,200**	**$ 191**	**$ 24,646**
Revenue enhancing capital expenditures	289	4,187	3,897	1,065	—	9,439
Casualty related capital expenditures	468	1,301	—	241	—	2,010
Initial Capital Expenditures ("ICE")	—	63	95	50	—	207
Tenant improvements - 1st generation	—	—	12,772	6,617	—	19,388
Lease commissions - Dev/Redev/Acq[2]	—	—	5,753	300	—	6,053
Development	—	—	65,721	506	—	66,227
Redevelopment	—	2,194	5,571	8,990	—	16,755
Capitalized interest	—	34	3,863	799	—	4,696
Total capital expenditures	**$ 1,230**	**$ 12,294**	**$ 101,939**	**$ 33,768**	**$ 191**	**$ 149,422**
Recurring capital expenditures per unit/sq. ft.	(3)	$338 per Unit	$0.14 per Sq. Ft.	$0.26 per Sq. Ft.	(3)	

NINE MONTHS

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 783	$ 13,619	$ 2,057	$ 10,697	$ —	$ 27,155
Tenant improvements - 2nd generation	—	—	9,346	17,312	210	26,868
Lease commissions - 2nd generation[1]	—	—	6,389	9,809	15	16,214
FAD capital expenditures	**$ 783**	**$ 13,619**	**$ 17,792**	**$ 37,818**	**$ 226**	**$ 70,237**
Revenue enhancing capital expenditures	6,201	7,801	6,898	3,737	1,150	25,787
Casualty related capital expenditures	468	4,806	—	241	—	5,515
ICE	—	86	1,171	120	—	1,376
Tenant improvements - 1st generation	—	—	48,926	26,556	—	75,482
Lease commissions - Dev/Redev/Acq[4]	—	—	10,695	371	—	11,066
Development	—	—	168,011	6,869	—	174,881
Redevelopment	—	3,500	12,455	31,048	—	47,003
Capitalized interest	—	50	9,242	2,848	—	12,140
Total capital expenditures	**$ 7,452**	**$ 29,860**	**$ 275,191**	**$ 109,608**	**$ 1,376**	**$ 423,487**
Recurring capital expenditures per unit/sq. ft.	(3)	$1,073 per Unit	$0.27 per Sq. Ft.	$0.57 per Sq. Ft.	(3)	

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $4.0 million, $1.4 million, and $0.7 million, respectively.
(3) Senior housing triple-net per unit and Other per bed are not presented, as they are not meaningful.
(4) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $7.2 million, $2.3 million, and $1.6 million, respectively.

23

Portfolio Diversification As of and for the quarter ended September 30, 2018, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 74 $ 2,609 $ — $ 45,369 $ 781 $ — $ 48,758 16 Dallas, TX 41 1,759 1,174 — 9,552 7,788 20,273 7 San Diego, CA 34 806 — 13,770 2,152 — 16,727 6 Houston, TX 40 363 6,565 — 9,198 340 16,467 6 Denver, CO 22 2,136 2,693 — 5,481 — 10,310 3 San Jose, CA 15 — — 8,800 643 — 9,443 3 Washington, DC 19 6,666 1,675 — 997 — 9,338 3 Seattle, WA 13 2,584 39 — 6,219 — 8,842 3 Los Angeles, CA 10 2,551 466 — 1,184 3,760 7,961 3 Philadelphia, PA 6 3,180 274 — 3,802 — 7,256 2 Remaining 388 44,527 19,354 4,994 40,141 8,486 117,501 40 Cash NOI 662 $ 67,181 $ 32,240 $ 72,933 $ 80,149 $ 20,373 $ 272,875 92 Interest income — — — — — 1,236 1,236 — HCP's Share of Unconsolidated JVs 101 — — — — 23,303 23,303 8 Portfolio Income 763 $ 67,181 $ 32,240 $ 72,933 $ 80,149 $ 44,911 $ 297,414 100 (1) Excludes twelve properties in Development, including two unconsolidated development JVs. 24

Portfolio Diversification

As of and for the quarter ended September 30, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count[1]**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count[1]**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	60	$ 24,049	$ —	$ —	$ —	$ 24,049	8	59	$ 19,599	$ 15,726	$ 35,326	12
Sunrise Senior Living	48	24,045	—	—	—	24,045	8	5	1,653	—	1,653	1
Amgen	7	—	12,905	—	—	12,905	4	—	—	—	—	—
Google	11	—	7,947	—	—	7,947	3	—	—	—	—	—
Hospital Corporation of America ("HCA")[2]	5	—	—	484	6,412	6,895	2 [2]	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	27	6,536	(86)	6,450	2
Remaining	512	19,087	52,080	79,665	21,473	172,305	58	29	4,452	1,386	5,838	2
Portfolio Income	**643**	**$ 67,181**	**$ 72,933**	**$ 80,149**	**$ 27,885**	**$248,148**	**83**	**120**	**$ 32,240**	**$ 17,027**	**$ 49,266**	**17**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT[3]

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	43	$ 18,450	$ —	$ —	$ —	$ 18,450	7	37	$ 13,433	$ 15,726	$ 29,159	10
Sunrise Senior Living	48	24,045	—	—	—	24,045	8	5	1,830	—	1,830	1
Amgen	7	—	12,905	—	—	12,905	5	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	27	7,180	(86)	7,093	3
HCA[2]	5	—	—	484	6,412	6,895	2 [2]	—	—	—	—	—
Harbor Retirement Associates	14	4,898	—	—	—	4,898	2	—	—	—	—	—
Remaining	429	14,188	51,189	81,569	16,819	163,764	59	31	6,283	1,386	7,669	3
Portfolio Income	**546**	**$ 61,581**	**$ 64,094**	**$ 82,053**	**$ 23,230**	**$230,958**	**83**	**100**	**$ 28,726**	**$ 17,027**	**$ 45,752**	**17**

(1) Excludes twelve properties in Development, including two unconsolidated development JVs.

(2) Includes Cash NOI for 1.4 million square feet in five properties (including a hospital) that are 100% leased to HCA, and excludes 2.7 million square feet representing portions of properties leased to HCA for which Cash NOI specific to HCA is not available. However, HCA represents 17% and 6% of Cash Rental and Operating Revenues in our medical office segment and total portfolio including HCP's Share of Unconsolidated JVs, respectively.

(3) Pro forma to reflect the Brookdale Transactions, the sale of our U.K. holdings, and certain other previously announced sales, including the sale of our Shoreline Technology Center campus. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.

25

Expirations and Maturities

As of September 30, 2018, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income**
2018[1]	$ 35,885	3	$ —	$ 3,618	$ 32,267	$ —	$ —
2019	85,535	8	2,305	27,337	55,893	—	—
2020	129,450	12	40,592	19,765	59,962	8,145	986
2021	109,801	10	7,969	53,572	45,740	1,619	900
2022	87,340	8	1,513	25,219	44,670	14,099	1,839
2023	134,400	13	45,213	57,123	32,065	—	—
2024	65,098	6	13,073	5,847	23,230	22,947	—
2025	109,754	10	9,354	44,663	35,546	20,051	140
2026	37,888	4	4,316	13,487	20,085	—	—
2027	50,064	5	12,335	22,761	14,967	—	—
Thereafter	220,787	21	130,975	33,035	48,295	8,483	—
	$ 1,066,003	**100**	**$ 267,646**	**$ 306,427**	**$ 412,720**	**$ 75,345**	**$ 3,864**
Weighted average maturity in years	5.8		8.4	5.3	4.4	6.2	3.3

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income[2]**
2018[1]	$ 45,059	4	$ —	$ 3,618	$ 40,541	$ —	$ 900
2019	97,801	9	2,305	27,337	52,059	15,112	986
2020	132,652	12	40,592	25,840	58,075	8,145	—
2021	120,369	11	7,969	53,572	57,209	1,619	—
2022	84,936	8	1,513	25,219	42,864	13,501	1,839
2023	131,045	12	45,213	57,123	28,709	—	—
2024	49,984	5	13,073	5,847	22,631	8,433	—
2025	110,556	10	9,354	44,663	36,348	20,051	140
2026	28,893	3	4,316	13,487	11,090	—	—
2027	49,995	5	12,335	22,761	14,899	—	—
Thereafter	214,712	20	130,975	26,960	48,295	8,483	—
	$ 1,066,003	**100**	**$ 267,646**	**$ 306,427**	**$ 412,720**	**$ 75,345**	**$ 3,864**

(1) Includes month-to-month and holdover leases.

(2) Reflects the earliest point at which there is no prepayment penalty.

26

Triple-Net Master Lease Profile(1)(2) INVESTMENT TYPE 2.4% x 25 13.00x2. Senior Housing - Guaranty 0.7% Senior Housing - No Guaranty x 00 2. 1.4% Other - Guaranty 0.2% LOWER RISK LOWER x % Percent of Total Cash NOI and 75 1. 0.4% Interest Income 0x .5 1 0.1% 1.4% 1.7% x 1.1% 1.8% 25 2.9% 2.0% 1. 0.1% 0.4% 1.5% 1.6% 1.1% x 1.3% 0.4% 00 0.5% 1. 0.3% 0.4% 1.8% 5x .7 0 0.1% 0.3% x 50 0. (3) 0.4% HIGHER RISK 5x .2 0 2 4 6 8 10 12 14 16 18 2250 FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 06/30/2018) EBITDAR FACILITY 0 HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) (1) Excludes properties held for sale or sold, master leases with properties acquired % of Weighted during the period required to calculate CFC and master leases that include newly Total Cash NOI Average completed developments that are not stabilized. and Interest # of Leases/ Maturity in (2) Pro forma to reflect the Brookdale Transaction. In connection with the agreement, (4) Facility EBITDAR CFC Income Data Points Years Guaranty multiple leases with Brookdale were combined into a single master lease with Less than 1.0x 5.5 9 6.6 61.8% varying maturities. The varying maturities are reflected in the graph based on their renewal terms. 1.00x - 1.25x 14.2 10 9.8 50.7% (3) Represents a three property master lease that was previously in development, which 1.26x - 1.50x 1.5 2 2.2 100.0% has reached the 24 month Stabilization period, but has not yet reached 80% 1.51x and above 5.1 5 6.6 100.0% occupancy. (4) Represents the percentage of total Cash NOI supported by a corporate guaranty. 27

Senior Housing Triple-net

As of and for the quarter ended September 30, 2018, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted/Independent living	161	$ 3,003,572	$ 61,961	15,418	84.6	$ 5,905	1.21x	1.02x
CCRC	2	253,764	5,220	1,055	87.0	6,280	1.38x	1.17x
Total	**163**	**$ 3,257,336**	**$ 67,181**	**16,473**	**84.8**	**$ 5,930**	**1.23x**	**1.03x**

			Properties						
Operator	Investment	Cash NOI	Count	% Pooled	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale	$ 1,049,898	$ 24,049	60	97	6,190	85.6	$ 5,015	1.22x/1.34x[(1)]	1.05x/1.16x[(1)]
Sunrise Senior Living	1,366,900	24,045	48	98	5,548	84.6	7,425	1.26x	1.03x
Harbor Retirement Associates	214,059	4,898	14	100	1,343	79.1	5,849	1.22x	1.02x
Aegis Senior Living	182,152	4,620	10	80	702	89.7	8,769	1.44x	1.26x
Capital Senior Living	181,988	4,460	15	100	1,512	83.3	3,321	1.10x	0.96x
Remaining	262,339	5,108	16	56	1,178	87.0	5,359	1.03x	0.89x
Total	**$ 3,257,336**	**$ 67,181**	**163**	**93**	**16,473**	**84.8**	**$ 5,930**	**1.23x/1.26x[(1)]**	**1.03x/1.07x[(1)]**

(1) Brookdale Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.34x and 1.16x, respectively. Total Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.26x and 1.07x, respectively.

28

Senior Housing Triple-net | Same Property Portfolio

Dollars in thousands, except REVPOR

	3Q17	4Q17	1Q18	2Q18	3Q18
Property count	152	152	152	152	152
Investment	$ 3,075,911	$ 3,084,696	$ 3,088,338	$ 3,088,453	$ 3,091,822
Units	15,623	15,620	15,620	15,621	15,629
Occupancy %	85.8	86.1	86.2	85.3	84.7
REVPOR Triple-net	$ 5,932	$ 5,937	$ 5,962	$ 6,025	$ 6,041
Facility EBITDARM CFC	1.32x	1.29x	1.27x	1.25x	1.23x/1.26x (1)
Facility EBITDAR CFC	1.11x	1.08x	1.07x	1.06x	1.04x/1.07x (1)
Rental and Operating Revenues	$ 61,475	$ 84,880 (2)	$ 63,221	$ 63,207	$ 63,652
Operating Expenses	(98)	(94)	(98)	(76)	(84)
NOI	**$ 61,377**	**$ 84,786** (2)	**$ 63,123**	**$ 63,131**	**$ 63,568**
Cash Rental and Operating Revenues	$ 63,220	$ 66,381	$ 61,287	$ 64,144	$ 64,221
Cash Operating Expenses	(84)	(80)	(84)	(62)	(70)
Cash NOI	**$ 63,137**	**$ 66,301**	**$ 61,202**	**$ 64,082**	**$ 64,152**
			Year-Over-Year Three-Month SPP Growth		**1.6%**

(1) Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.26x and 1.07x, respectively.
(2) Includes non-cash adjustments related to the Brookdale Transaction from the value associated with the right to terminate certain triple-net leases, partially offset by the write-off of lease-related intangible assets. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

29

Senior Housing Triple-net | New Supply

As of and for the quarter ended September 30, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	Senior Housing Triple-net Portfolio			5-Mile Radius[1]						
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2018-2023**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*12.8*	*11.9*	*$ 61*	*$ 206*	*3.9*
Washington, DC	1,329	$ 6,666	9.9	3 / 294	$ 1,632	16.8	13.7	108	540	2.8
New York, NY	1,069	5,904	8.8	4 / 536	1,863	9.8	3.5	92	541	3.7
Philadelphia, PA	542	3,180	4.7	-- / --	—	3.3	15.1	90	321	3.5
San Francisco, CA	359	2,609	3.9	-- / --	—	13.8	12.5	94	680	2.9
Seattle, WA	428	2,584	3.8	-- / --	—	13.2	14.3	91	593	3.3
Los Angeles, CA	385	2,551	3.8	2 / 165	1,420	13.7	7.1	79	693	3.8
Chicago, IL	530	2,482	3.7	1 / 179	408	12.0	8.5	81	283	3.6
Portland, OR	897	2,275	3.4	2 / 333	443	15.2	22.9	64	318	3.8
Denver, CO	414	2,136	3.2	1 / 36	1,388	13.6	19.0	69	398	2.8
Jacksonville, FL	486	1,998	3.0	2 / 500	1,581	18.4	25.6	56	207	3.0
Dallas, TX	631	1,759	2.6	-- / --	—	19.7	17.4	73	183	3.5
Atlanta, GA	560	1,704	2.5	2 / 149	416	20.5	17.1	71	290	3.1
Austin, TX	269	1,543	2.3	1 / 206	1,543	19.9	13.1	67	423	2.8
Sebastian, FL	298	1,451	2.2	-- / --	—	14.6	10.7	50	206	4.6
Baltimore, MD	239	1,328	2.0	3 / 274	1,272	14.3	9.5	87	375	3.7
Sacramento, CA	352	1,321	2.0	2 / 170	660	13.9	14.2	72	365	3.6
Detroit, MI	330	1,312	2.0	4 / 318	1,019	5.8	24.1	74	232	3.1
Providence, RI	276	1,254	1.9	-- / --	—	8.0	11.2	55	310	5.1
Charlotte, NC	451	1,217	1.8	-- / --	—	18.4	18.4	63	231	3.7
Miami, FL	366	1,014	1.5	-- / --	—	9.4	8.4	58	256	3.5
Remaining	6,262	20,894	31.1	12 / 1,370	2,411	12.2	11.9	62	259	3.6
Total	**16,473**	**$ 67,181**	**100.0**	**39 / 4,530**	**$ 16,056**	**12.3**	**11.0**	**$ 75**	**$ 370**	**3.5**
% of Total Cash NOI and Interest Income					**5.9%**					

(1) Demographic data provided by StratoDem Analytics for 2018. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended September 30, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.

30

SHOP

As of and for the quarter ended September 30, 2018, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Brookdale	43	$ 1,258,211	$ 19,599	6,748	87.4	$ 3,746
Atria Senior Living	27	594,163	6,536	3,541	79.7	4,249
Senior Lifestyle Corp.	7	197,373	2,397	640	81.8	5,596
Sunrise Senior Living	5	147,075	1,653	639	82.0	4,782
Remaining	15	265,286	2,054	1,427	78.3	4,639
Total	**97**	**$ 2,462,108**	**$ 32,240**	**12,995**	**84.2**	**$ 4,089**

TOTAL OPERATING PORTFOLIO

	3Q17	4Q17	1Q18	2Q18	3Q18
Property count	84	102	100	102	97
Investment	$ 2,348,506	$ 2,606,937	$ 2,600,444	$ 2,500,375	$ 2,462,108
Units	12,205	13,744	13,580	13,527	12,995
Occupancy %	86.6	87.3	85.5	84.6	84.2
REVPOR SHOP	$ 3,992	$ 3,978	$ 4,069	$ 4,027	$ 4,089
Rental and Operating Revenues	$ 126,040	$ 133,789	$ 144,670	$ 138,352	$ 137,044
Operating Expenses	(86,821)	(129,265) [1]	(101,746)	(101,767)	(106,182)
NOI	**$ 39,219**	**$ 4,524** [1]	**$ 42,925**	**$ 36,585**	**$ 30,863**
Cash Rental and Operating Revenues	$ 126,279	$ 132,718	$ 142,318	$ 136,700	$ 137,815
Cash Operating Expenses	(87,095)	(94,633)	(101,001)	(100,239)	(105,576)
Cash NOI	**$ 39,184**	**$ 38,084**	**$ 41,317**	**$ 36,461**	**$ 32,240**
Cash NOI Margin %	31.0	28.7	29.0	26.7	23.4

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

31

SHOP | MSA

As of and for the quarter ended September 30, 2018, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

				Units(1)			REVPOR SHOP(1)	
MSA	**Investment**	**Cash NOI**	**% of SHOP Cash NOI**	**AL**	**IL**	**Occupancy %**	**AL**	**IL**
Houston, TX	$ 348,446	$ 6,565	20.4	311	1,962	91.0	$ 4,993	$ 2,564
Chicago, IL	180,681	2,880	8.9	—	947	88.1	—	3,165
Denver, CO	174,042	2,693	8.4	154	437	91.7	4,192	4,079
Miami, FL	210,300	2,645	8.2	982	394	87.9	4,378	2,853
Tampa, FL	107,716	1,793	5.6	182	424	85.3	4,162	3,951
Washington, DC	145,690	1,675	5.2	468	—	81.5	5,919	—
Dallas, TX	71,668	1,174	3.6	286	216	86.4	4,048	3,655
Baltimore, MD	117,102	1,147	3.6	375	—	80.0	5,836	—
Memphis, TN	72,442	1,143	3.5	—	182	93.0	—	5,860
Boston, MA	57,815	898	2.8	177	—	84.7	6,981	—
Phoenix, AZ	42,286	893	2.8	—	211	91.6	—	3,938
Providence, RI	111,346	844	2.6	612	171	80.2	5,012	3,348
Richmond, VA	63,328	738	2.3	204	—	71.9	5,581	—
Austin, TX	38,368	707	2.2	136	—	96.9	5,169	—
Sarasota, FL	89,038	655	2.0	260	164	73.6	4,035	4,919
Boulder, CO	41,152	628	1.9	—	96	96.8	—	4,343
Dayton, OH	29,434	525	1.6	72	108	91.2	5,239	2,877
Los Angeles, CA	16,067	466	1.4	135	—	N/A	—	—
Charlotte, NC	45,172	397	1.2	135	—	70.2	5,321	—
Sebastian, FL	21,469	367	1.1	104	—	80.2	4,437	—
Remaining	478,544	3,409	10.6	2,269	821	77.5	4,108	4,063
Total	**$ 2,462,108**	**$ 32,240**	**100.0**	**6,862**	**6,133**	**84.2**	**$ 4,757**	**$ 3,446**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

32

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

	3Q17	4Q17	1Q18	2Q18	3Q18
Property count	50	50	50	50	50
Investment	$ 1,419,313	$ 1,426,090	$ 1,429,960	$ 1,437,347	$ 1,444,778
Units	6,652	6,650	6,646	6,646	6,646
Occupancy %	87.5	88.7	88.3	87.0	86.1
REVPOR SHOP	$ 4,031	$ 4,032	$ 4,152	$ 4,183	$ 4,179
Rental and Operating Revenues	$ 70,170	$ 71,212	$ 73,598	$ 72,718	$ 71,454
Operating Expenses	(46,874)	(64,332) (1)	(49,080)	(50,345)	(50,014)
NOI	**$ 23,297**	**$ 6,880** (1)	**$ 24,518**	**$ 22,373**	**$ 21,440**
Cash Rental and Operating Revenues	$ 70,356	$ 71,337	$ 73,087	$ 72,562	$ 71,704
Cash Operating Expenses	(47,073)	(48,176)	(48,281)	(49,365)	(49,892)
Cash NOI	**$ 23,283**	**$ 23,161**	**$ 24,807**	**$ 23,197**	**$ 21,812**
Cash NOI Margin %	33.1	32.5	33.9	32.0	30.4
				Year-Over-Year Three-Month SPP Growth	**(6.3%)**

COMPONENTS OF SHOP SPP CASH NOI GROWTH

	Core Portfolio(2)	Transition/Sales Portfolio(3)	Total
Property count	32	18	50
Current Quarter Cash NOI	$ 15,482	$ 6,330	$ 21,812
SPP Cash NOI Growth	4.1%	(24.8%)	(6.3%)
SPP Cash NOI Margin	33.1%	25.4%	30.4%

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.
(2) Includes 16 properties managed by Brookdale and 16 properties managed by four operators that are not expected to undergo a transition or sale during 2018.
(3) Represents properties previously managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

33

SHOP | New Supply

As of and for the quarter ended September 30, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP			5-Mile Radius[1]						
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2018-2023	80+ Penetration Rate %	Median Household Income	Median Home Value	Unemploy-ment%
US National Average						*12.8*	*11.9*	*$ 61*	*$ 206*	*3.9*
Houston, TX	2,273	$ 6,565	20.4	3 / 834	$ 2,952	20.7	20.3	80	281	3.5
Chicago, IL	947	2,880	8.9	1 / 68	554	10.2	14.3	97	312	3.5
Denver, CO	591	2,693	8.4	3 / 608	1,926	13.6	17.9	59	343	3.0
Miami, FL	1,376	2,645	8.2	3 / 367	734	9.3	8.7	56	220	4.2
Tampa, FL	606	1,793	5.6	-- / --	—	8.4	12.0	50	180	3.8
Washington, DC	468	1,675	5.2	2 / 158	719	16.5	7.1	100	406	3.3
Dallas, TX	502	1,174	3.6	1 / 180	385	20.3	15.8	57	166	4.1
Baltimore, MD	375	1,147	3.6	-- / --	—	6.1	6.4	80	291	4.1
Memphis, TN	182	1,143	3.5	2 / 347	1,143	10.3	25.0	75	229	2.7
Boston, MA	177	898	2.8	1 / 72	542	9.4	10.7	79	535	2.8
Phoenix, AZ	211	893	2.8	1 / 128	893	16.5	14.4	52	214	4.1
Providence, RI	783	844	2.6	-- / --	—	4.2	6.1	57	230	4.5
Richmond, VA	204	738	2.3	2 / 43	738	4.4	36.5	94	339	2.3
Austin, TX	136	707	2.2	-- / --	—	29.6	22.7	56	230	3.4
Sarasota, FL	424	655	2.0	3 / 346	291	12.4	13.0	58	245	3.3
Boulder, CO	96	628	1.9	-- / --	—	17.3	23.1	62	657	2.7
Dayton, OH	180	525	1.6	1 / 66	283	5.8	9.5	61	164	3.5
Los Angeles, CA	135	466	1.4	-- / --	—	16.0	5.8	101	792	2.8
Charlotte, NC	135	397	1.2	-- / --	—	19.8	18.6	79	250	3.0
Sebastian, FL	104	367	1.1	-- / --	—	14.4	19.6	50	187	4.5
Remaining	3,090	3,409	10.6	6 / 660	740	12.8	9.9	57	196	4.0
Total	**12,995**	**$ 32,240**	**100.0**	**29 / 3,877**	**$ 11,900**	**13.2**	**14.0**	**$ 70**	**$ 280**	**3.6**
% of Total Cash NOI and Interest Income					**4.3%**					

(1) Demographic data provided by StratoDem Analytics for 2018. Construction and supply data provided by NIC for the quarter ended September 30, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Cash NOI exposed to new construction and material expansions.

34

Life Science As of and for the quarter ended September 30, 2018, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA/San Jose, CA 81 $ 2,792,581 $ 54,169 4,497 97.2 San Diego, CA 28 786,725 13,770 1,925 93.9 Boston, MA 2 242,727 1,695 398 93.9 Remaining 8 154,258 3,299 512 100.0 119 $ 3,976,291 $ 72,933 7,332 96.3 SAME PROPERTY PORTFOLIO 3Q17 4Q17 1Q18 2Q18 3Q18 Property Count 107 107 107 107 107 Investment $ 3,135,734 $ 3,144,196 $ 3,157,085 $ 3,181,866 $ 3,196,675 Square Feet 6,312 6,312 6,316 6,316 6,317 Occupancy % 96.3 95.6 94.3 95.4 96.2 Rental and Operating Revenues $ 75,779 $ 77,465 $ 74,755 $ 75,621 $ 78,338 Operating Expenses (16,512) (16,621) (15,305) (15,996) (17,152) NOI $ 59,267 $ 60,844 $ 59,450 $ 59,626 $ 61,186 Cash Rental and Operating Revenues $ 76,572 $ 76,581 $ 74,809 $ 76,320 $ 78,808 Cash Operating Expenses (16,493) (16,602) (15,286) (15,979) (17,139) Cash NOI $ 60,079 $ 59,979 $ 59,524 $ 60,341 $ 61,669 Year-Over-Year Three-Month SPP Growth % 2.6% (1) Excludes ten properties that are in Development. 35

Life Science

As of September 30, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco / San Jose		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent**	**%**	**Square Feet**	**Annualized Base Rent**	**Square Feet**	**Annualized Base Rent**	**Square Feet**	**Annualized Base Rent**	**Square Feet**	**Annualized Base Rent**
2018[1]	96	1	$ 3,618	1	72	$ 3,113	24	$ 505	—	$ —	—	$ —
2019	661	9	27,337	9	285	9,291	297	14,767	80	3,279	—	—
2020	549	8	19,765	6	317	12,072	232	7,692	—	—	—	—
2021	963	14	53,572	17	812	48,675	151	4,898	—	—	—	—
2022	695	10	25,219	8	344	14,728	280	8,627	—	—	70	1,864
Thereafter	4,100	58	176,916	58	2,541	128,449	823	23,123	294	12,559	441	12,785
	7,064	**100**	**$ 306,427**	**100**	**4,372**	**$ 216,327**	**1,807**	**$ 59,612**	**374**	**$ 15,838**	**512**	**$ 14,649**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	4.0	684	10	$ 49,483	16	A
Google	3.9	729	10	31,355	10	AA+
Takeda	0.6	166	2	9,836	3	A-
Rigel Pharmaceuticals	4.3	147	2	8,992	3	—
AstraZeneca Pharmaceuticals	8.5	156	2	8,558	3	BBB+
Myriad Genetics	6.7	310	4	7,995	3	—
Shire	10.1	184	3	7,172	2	BBB-
Five Prime	9.3	115	2	6,789	2	—
NuVasive	15.7	169	2	6,752	2	—
General Atomics	13.2	397	6	6,108	2	—
Remaining	4.9	4,007	57	163,387	53	
	5.3	**7,064**	**100**	**$ 306,427**	**100**	



University, Government, Research 4%
Public Biotech / Medical Device 44%
Office and R&D 16%
Pharma 18%
Private Biotech / Medical Device 18%

(1) Includes month-to-month and holdover leases.

36

Life Science Square feet in thousands LEASING ACTIVITY Annualized HCP Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of June 30, 2018 7,375 $ 43.58 Dispositions (337) 63.67 Redevelopments (115) 35.38 Expirations (156) 29.81 Renewals, amendments and extensions 126 31.63 10.7 $ 15.38 $ 6.65 45 68.8% New leases 171 50.15 88.68 17.93 106 Leased Square Feet as of September 30, 2018 7,064 $ 43.38 Britannia Oyster Point I - A South San Francisco, CA 3737

Medical Office

As of and for the quarter ended September 30, 2018, dollars and square feet in thousands

PORTFOLIO BY MARKET

					Square Feet						
					On-campus[1]		Off-campus[2]		Total		
MSA	Property Count	Investment	Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	27	$ 554,971	$ 9,552	89.3	1,861	34	328	54	2,189	88	12
Houston, TX	29	558,539	9,198	93.2	1,182	1,365	287	—	1,469	1,365	15
Seattle, WA	6	218,589	6,219	94.2	667	—	—	—	667	—	3
Denver, CO	16	280,441	5,481	89.1	1,027	—	35	—	1,062	—	6
Nashville, TN	14	165,787	4,869	93.9	1,289	10	—	—	1,289	10	7
Louisville, KY	11	214,907	4,179	91.8	565	17	447	15	1,013	32	5
Philadelphia, PA	3	292,513	3,802	89.7	700	—	217	90	916	90	5
Salt Lake City, UT	13	147,353	3,464	95.6	434	63	153	116	587	179	4
Phoenix, AZ	13	178,108	3,048	89.7	518	—	207	—	726	—	4
San Diego, CA	5	109,705	2,152	97.3	—	176	155	—	155	176	2
Miami, FL	10	97,704	2,121	84.5	499	—	—	30	499	30	3
Greenville, SC	16	293,127	2,077	99.4	232	560	12	52	244	612	4
Las Vegas, NV	7	122,923	1,779	84.2	536	—	—	—	536	—	3
Kansas City, MO	3	78,593	1,524	96.3	260	—	—	8	260	8	1
San Antonio, TX	4	70,375	1,252	77.0	354	—	—	—	354	—	2
Ogden, UT	9	63,469	1,184	88.1	269	—	13	68	282	68	2
Los Angeles, CA	4	63,844	1,184	88.8	106	—	97	—	202	—	1
Sacramento, CA	2	74,758	1,011	95.8	—	—	29	92	29	92	1
Washington, DC	3	65,645	997	80.7	55	29	99	—	154	29	1
Baltimore, MD	3	31,811	825	98.5	—	63	38	58	38	121	1
Remaining	70	845,496	14,231	95.5	1,609	1,230	404	420	2,012	1,650	19
	268	**$ 4,528,657**	**$ 80,149**	**92.1**	**12,162**	**3,547**	**2,521**	**1,003**	**14,683**	**4,550**	**100**

(1) Includes 7.1 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(2) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

38

Medical Office

As of and for the quarter ended September 30, 2018, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	**Health System Rank**[1]	**Credit Rating**	**On-Campus**	**Anchored**[2]	**Adjacent**[2]	**Off-Campus**	**Total**	**% of Total**	**% Square Feet**	**% of Annualized Base Rent**
HCA	2	Ba1	7,275	60	236	—	7,570	39.4	15.8	18.2
Memorial Hermann Health System	40	A1	1,572	80	—	—	1,652	8.6	8.8	4.7
Community Health Systems, Inc.	8	Caa2	1,287	51	—	—	1,338	7.0	6.8	4.4
Greenville Health System	117	A1	792	64	—	—	856	4.5	4.5	3.8
Norton Healthcare	116	—	582	15	328	—	926	4.8	3.0	3.1
Jefferson Health	64	A2	700	—	—	—	700	3.6	2.2	2.2
Providence Health & Services	4	Aa3	563	—	—	—	563	2.9	1.4	2.3
Steward Health Care	N/A	—	547	—	—	—	547	2.8	1.7	1.5
Remaining - credit rated			2,054	753	507	—	3,314	17.2		
Non-credit rated			336	226	56	1,149	1,767	9.2		
Total			**15,709**	**1,249**	**1,127**	**1,149**	**19,233**	**100.0**	**44.2**	**40.2**
% of Total			**81.7**	**6.5**	**5.9**	**6.0**				
Total Healthcare Affiliated				**94.0%**						

LEASING ACTIVITY

	Leased Square Feet	**Annualized Base Rent Per Sq. Ft.**	**% Change in Cash Rents**[3]	**HCP Tenant Improvements per Sq. Ft.**	**Leasing Costs per Sq. Ft.**	**Average Lease Term (Months)**	**Retention Rate YTD**
Leased Square Feet as of June 30, 2018	**16,944**	**$ 23.35**					
Acquisitions	851	19.69					
Dispositions	(48)	29.86					
Expirations	(671)	23.65					
Renewals, amendments and extensions	546	24.52	4.0	$ 12.56	$ 4.81	68	77.6%
New leases	149	23.35		29.87	8.50	78	
Terminations	(49)	21.79					
Leased Square Feet as of September 30, 2018	**17,722**	**$ 23.29**					

(1) Ranked by revenue based on the 2017 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

39

Medical Office

As of and for the quarter ended September 30, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus		Off-Campus	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent**	**%**	**Square Feet**	**Annualized Base Rent**	**Square Feet**	**Annualized Base Rent**
2018[1]	1,307	7	$ 32,267	8	1,041	$ 26,203	266	$ 6,065
2019	2,283	13	55,893	14	1,777	43,819	506	12,073
2020	2,305	13	59,962	15	2,013	53,343	292	6,619
2021	1,820	10	45,740	11	1,536	38,764	284	6,977
2022	1,771	10	44,670	11	1,352	33,873	419	10,797
Thereafter	8,236	46	174,187	42	6,791	140,536	1,445	33,652
	17,722	**100**	**$ 412,720**	**100**	**14,509**	**$ 336,538**	**3,212**	**$ 76,183**

SAME PROPERTY PORTFOLIO

	3Q17	4Q17	1Q18	2Q18	3Q18
Property Count	223	223	223	223	223
Investment	$ 3,400,445	$ 3,425,084	$ 3,448,259	$ 3,467,894	$ 3,485,303
Square feet	16,180	16,179	16,186	16,186	16,170
Occupancy %	92.4	92.2	92.4	92.1	92.1
Rental and Operating Revenues	$ 104,775	$ 104,318	$ 104,321	$ 105,621	$ 107,133
Operating Expenses	(38,707)	(37,389)	(37,603)	(38,244)	(39,863)
NOI	**$ 66,069**	**$ 66,929**	**$ 66,718**	**$ 67,377**	**$ 67,270**
Cash Rental and Operating Revenues	$ 104,081	$ 103,571	$ 103,366	$ 104,724	$ 106,762
Cash Operating Expenses	(38,128)	(36,805)	(37,031)	(37,671)	(39,295)
Cash NOI	**$ 65,953**	**$ 66,767**	**$ 66,335**	**$ 67,052**	**$ 67,467**
			Year-Over-Year Three-Month SPP Growth %		**2.3%**

(1) Includes month-to-month and holdover leases.

40

Other Wholly-owned As of and for the quarter ended September 30, 2018, dollars in thousands LEASED PROPERTIES Facility Facility Property Occupancy EBITDARM EBITDAR Type/Operator Count Investment Cash NOI Beds %(1) CFC(1) CFC(1) Hospitals Acute care 4 $ 342,426 $ 14,235 1,442 44.8 9.65x 9.07x Remaining 10 189,876 5,824 696 50.0 4.01x 3.72x 14 $ 532,302 $ 20,059 2,138 47.9 7.81x 7.32x Post-acute/skilled Wholly-Owned 1 $ 17,909 $ 314 120 94.5 1.91x 1.55x Total Leased Properties 15 $ 550,211 $ 20,373 DEBT INVESTMENTS Weighted Average Interest Maturity in Investment Income Yield Years 620 Terry Development Loan(2) $ 19,792 $ 136 6.5% 4.2 Remaining 40,580 1,099 8.7% 3.5 Total Debt Investments $ 60,373 $ 1,236 8.0% 3.8 (1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. (2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. 41

Other Same Property Portfolio - Wholly-owned As of and for the quarter ended September 30, 2018, dollars in thousands OTHER 3Q17 4Q17 1Q18 2Q18 3Q18 Property count 15 15 15 15 15 Investment $ 548,818 $ 548,818 $ 549,968 $ 549,987 $ 550,211 Beds 2,254 2,254 2,254 2,258 2,258 Occupancy %(1) 50.7 48.6 47.7 51.2 47.9 Facility EBITDARM CFC(1) 6.52x 6.83x 7.11x 7.50x 7.81x Facility EBITDAR CFC(1) 6.08x 6.38x 6.65x 7.03x 7.32x Rental and Operating Revenues $ 20,856 $ 21,095 $ 21,684 $ 21,876 $ 22,580 Operating Expenses (1,094) (1,226) (1,176) (1,273) (1,336) NOI $ 19,762 $ 19,869 $ 20,508 $ 20,603 $ 21,244 Cash Rental and Operating Revenues $ 20,237 $ 20,481 $ 20,994 $ 21,156 $ 21,723 Cash Operating Expenses (1,094) (1,226) (1,176) (1,273) (1,336) Cash NOI $ 19,143 $ 19,255 $ 19,817 $ 19,882 $ 20,387 Year-Over-Year Three-Month SPP Growth 6.5% (1) Excludes certain operators in our hospital portfolio that are not required under their respective leases to provide operational data and excludes data for one post-acute/skilled property. 42

Other | Unconsolidated JVs[1]

As of and for the quarter ended September 30, 2018, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	U.K. JV	Life Science	Medical Office	Remaining
Joint ventures' Investment	$ 2,471,438	$ 1,475,599	$ 251,165	$ 519,350	$ 165,229	$ 50,519	$ 9,576
Joint ventures' mortgage debt	1,043,893	616,896	133,798	290,264	—	—	2,935
Property count	103	15	10	68	4	3	3
Capacity		7,268 Units	921 Units	3,640 Beds	293 Sq. Ft.	294 Sq. Ft.	360 Beds
Occupancy %		85.5	93.1	87.1	96.3	76.4	77.9
Total revenues	$ 129,674	$ 105,749	$ 9,296	$ 10,710	$ 1,838	$ 1,638	$ 443
Operating expenses	(93,730)	(86,008)	(6,323)	—	(538)	(833)	(28)
NOI	**$ 35,944**	**$ 19,741**	**$ 2,973**	**$ 10,710**	**$ 1,300**	**$ 805**	**$ 415**
Depreciation and amortization	(30,579)	(24,574)	(1,759)	(3,092)	(565)	(518)	(71)
General and administrative expenses	(596)	(34)	(41)	(466)	(3)	(50)	(2)
Interest expense and other	(11,459)	(6,217)	(1,337)	(3,703)	(125)	3	(80)
Net income (loss)	**$ (6,690)**	**$ (11,084)**	**$ (164)**	**$ 3,449**	**$ 607**	**$ 240**	**$ 262**
Depreciation and amortization	30,579	24,574	1,759	3,092	565	518	71
FFO	**$ 23,889**	**$ 13,490**	**$ 1,595**	**$ 6,541**	**$ 1,172**	**$ 758**	**$ 333**
Non-refundable Entrance Fee sales, net[2]	13,314	13,314	—	—	—	—	—
Non-cash adjustments to NOI	(1,929)	(663)	(33)	(1,211)	(56)	34	—
Non-cash adjustments to net income	1,004	264	67	671	—	—	2
FAD capital expenditures	(3,484)	(2,923)	(207)	—	(60)	(294)	—
FAD	**$ 32,794**	**$ 23,482**	**$ 1,422**	**$ 6,001**	**$ 1,056**	**$ 498**	**$ 335**
HCP's SHARE OF UNCONSOLIDATED JVs							
HCP's ownership percentage		49%	45% - 90%	49%	50% - 63%	20% - 67%	80%
HCP's net equity investment[3]	$ 426,939	$ 181,129	$ 59,589	$ 105,200	$ 67,328	$ 12,313	$ 1,380
Mortgage debt[3]	324,891	103,522	79,140	142,229	—	—	—
NOI	17,967	9,673	1,480	5,248	823	411	332
Cash NOI	23,210	15,574	1,453	4,655	781	415	332
Net income (loss)[3]	(911)	(2,880)	(53)	1,556	43	213	210
FFO[3]	14,269	8,729	910	3,206	753	404	267
FAD[3]	18,535	13,580	813	2,941	682	251	268

(1) Excludes land held for development and includes two senior housing developments and two life science redevelopments.
(2) Includes $21.7 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $8.4 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) HCP's pro rata share excludes activity related to $194 million of debt funded by HCP at the CCRC JV.

43

Other | Unconsolidated JV Capital

Represents HCP's pro rata share of unconsolidated JVs for the quarter ended September 30, 2018, dollars in thousands

UNCONSOLIDATED JV CAPITAL

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
FAD capital expenditures	$ 1,740	$ 7,840
Revenue enhancing capital expenditures	4,014	10,193
Tenant improvements - 1st generation	2	2
Lease commissions - Dev/Redev/Acq	200	625
Development	7,157	16,839
Redevelopment	2,318	3,630
Capitalized interest	1,109	1,872
Total capital expenditures	**$ 16,538**	**$ 41,002**

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	CIP	Cost to Complete	Total at Completion	Units	Project Start	Actual / Estimated Occupancy: Initial	Actual / Estimated Occupancy: Stabilized
Otay Ranch	San Diego, CA	Senior housing	1	$ 23,720	$ 4,124	$ 27,844	111	2Q17	4Q18	2Q21
Waldwick	New York, NY	Senior housing	1	9,981	15,911	25,892	79	3Q17	2Q19	2Q21
			2	**$ 33,701**	**$ 20,035**	**$ 53,736**	**190**			

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Incremental Costs: CIP[1]	Incremental Costs: Cost to Complete[1]	Incremental Costs: Total	Project Start	Estimated Completion
Biotech Gateway	San Francisco, CA	Life Science	2	$ 4,204	$ 21,636	$ 25,840	1Q18	1Q19

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Units	Investment to Date
Oakmont Village	Santa Rosa, CA	Senior housing	3	74	$ 2,315
Brandywine	Philadelphia, PA	Senior housing	8	67	797
			11	**141**	**$ 3,112**

(1) Includes lease commissions incurred to date and projected lease commissions through stabilization.

44

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 3Q17 4Q17 1Q18 2Q18 3Q18 Property count 15 15 15 15 15 Units 7,249 7,250 7,257 7,262 7,268 Occupancy % 84.9 85.7 86.4 85.8 85.5 REVPOR(1) $ 5,094 $ 5,153 $ 5,099 $ 5,132 $ 5,188 HCP's SHARE OF CCRC JV Investment $ 705,554 $ 709,625 $ 713,996 $ 718,920 $ 723,044 Cash Rental and Operating Revenues excluding Cash NREFs, net $ 46,074 $ 47,063 $ 46,982 $ 46,983 $ 47,370 Cash NREFs, net(2) 8,090 9,892 6,235 7,186 10,299 Cash Operating Expenses (40,044) (41,103) (40,916) (40,980) (42,095) Cash NOI $ 14,120 $ 15,852 $ 12,300 $ 13,189 $ 15,574 Margin % including NREFs, net 25.9 27.7 23.0 24.2 26.8 Year-Over-Year Three-Month Growth 10.3% (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable entrance fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 45

2018 Guidance

Projected full year 2018, dollars in millions, except per share amounts

	Full Year 2018 Guidance (October 31, 2018)
Net Income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$2.23 - $2.29
Diluted FFO per common share	$1.65 - $1.69
Diluted FFO as adjusted per common share	$1.79 - $1.83
Annualized dividend per share	$1.48
Year-Over-Year SPP Cash NOI Guidance[1]	
Senior housing triple-net	0.50% - 1.50%
SHOP	(4.00%) - 0.00%
Life science	0.25% - 1.25%
Medical office	1.75% - 2.75%
Other	0.50% - 1.50%
Total Portfolio	**0.25% - 1.75%**
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$15 - $17
Amortization of deferred financing costs	$12 - $14
Straight-line rents	($22) - ($24)
FAD capital expenditures	($104) - ($110)
CCRC Entrance Fees, net	$16 - $19
Deferred income taxes	($13) - ($17)
Other FAD adjustments - primarily JV FAD capital	($7) - ($11)
Capital Expenditures (excluding FAD Capital Expenditures)	
1st generation tenant improvements/ICE	$87 - $93
Lease commissions - Dev/Redev/Acq	$11 - $15
Casualty related capital	$23 - $27
Revenue enhancing	$45 - $50
Development and Redevelopment	$330 - $370
HCP's Share of Unconsolidated JVs Dev/Redev	$30 - $40
HCP's Share of Unconsolidated JVs revenue enhancing and other	$16 - $21
Other Items	
Interest income	$9 - $11
General and administrative (excluding severance and related charges)	$80 - $85
Interest expense	$260 - $270
HCP's Share of Unconsolidated JVs Cash NOI[2]	$84 - $90
HCP's Share of Unconsolidated JVs FFO	$60 - $66
Net dispositions[3]	$2.8B - $3.2B @ 5.5%

(1) SPP Cash NOI guidance includes $9.0 million related to non-recurring items identified in our 4Q17 Earnings Release and Supplemental Report. Excluding these items, SPP Cash NOI guidance would be 2.00% at the mid-point.

(2) HCP's Share of Unconsolidated JVs Total Cash NOI guidance range consists of the following:

Joint Venture	HCP's Share of Total Cash NOI	Comments
RIDEA II JV	$10	Sold June 2018
CCRC JV	$54 - $57	
U.K. JV	$8 - $10	51% interest closed June 2018
Other JVs	$12 - $13	
Total	**$84 - $90**	

(3) Base case assumes that proceeds from dispositions are used to repay approximately $2.4 billion of debt at a blended rate of approximately 4%. The remaining proceeds are assumed to be reinvested into a combination of capital expenditures and investments. Major dispositions consist of the following:

Transaction	Timing	Proceeds	2018 Cash Yield
Tandem and other	1H18	$197	2.9%
Brookdale sales - 4 SHOP / 2 NNN	Jan/Apr 2018	$275	7.4%[A]
RIDEA II JV - remaining interest	June 2018	$332	6.8%
U.K. JV[B]	June 2018	$402	6.5%
Genentech PO	July 2018	$269	8.0%
BKD 3rd Party Transactions - SHOP / NNN	Q4	$377	7.5%
Shoreline Technology Center campus	November 2018	$1,000	3.5%
Other	2H18	$150 - $250	Various

(A) 6.5% cap rate based on trailing twelve month EBITDAR at time of announcement.
(B) In June, we sold a 51% interest in our U.K. assets, generating net proceeds of $402 million, including $146 million of third party property–level financing at our share.

46

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not HCP) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense.

Cash Rental and Operating Revenues*

Cash Rental and Operating Revenues represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDA and Adjusted EBITDA*

Earnings before interest, taxes, depreciation and amortization to HCP. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from sales of depreciable property, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), losses (gains) upon consolidation and deconsolidation, casualty-related charges (recoveries) and foreign currency remeasurement losses (gains). EBITDA and Adjusted EBITDA include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

47

Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) held from our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted.

HCP's Share of Unconsolidated JVs

HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization; and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

48

Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reporting in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDA*

Net Debt divided by Adjusted EBITDA is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP's share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Pooled Leases

Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Rental and Operating Revenues*

Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

49

Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. 50

Adjusted EBITDA and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDA Three Months Ended September 30, 2018 Net income $ 102,926 Interest expense 63,486 Income tax expense (benefit) (4,929) Depreciation and amortization 132,198 Other depreciation and amortization 2,343 HCP’s share of unconsolidated JV: Interest expense 3,995 Income tax expense (benefit) 240 Depreciation and amortization 15,180 Other JV adjustments (250) EBITDA $ 315,189 Loss (gain) on sales of real estate, net (95,332) Impairments (recoveries) of depreciable real estate, net 5,268 Transaction-related items 4,678 Severance and related charges 4,573 Loss on debt extinguishments 43,899 Litigation costs (recoveries) (545) Foreign currency remeasurement losses (gains) (41) Adjusted EBITDA $ 277,689 ADJUSTED FIXED CHARGE COVERAGE Interest expense 63,486 Capitalized interest 5,736 HCP’s share of unconsolidated JV interest expense and capitalized interest 4,064 Fixed Charges $ 73,286 Adjusted Fixed Charge Coverage 3.8x 51

Debt Ratios As of and for the quarter ended September 30, 2018, dollars in thousands ENTERPRISE DEBT AND NET DEBT September 30, 2018 Bank line of credit(1) $ 636,709 Term loans 223,468 Senior unsecured notes(2) 5,706,181 Mortgage debt 139,401 Other debt 92,494 Consolidated Debt $ 6,798,253 HCP's share of unconsolidated JV mortgage debt 324,891 HCP's share of unconsolidated JV other debt 174,761 Enterprise Debt $ 7,297,905 Cash and cash equivalents (78,864) HCP's share of unconsolidated JV cash and cash equivalents (31,791) Net Debt $ 7,187,250 FINANCIAL LEVERAGE September 30, 2018 Enterprise Debt $ 7,297,905 Enterprise Gross Assets 17,202,197 Financial Leverage 42.4% SECURED DEBT RATIO September 30, 2018 Mortgage debt $ 139,401 (1) Includes £55 million translated into USD. HCP's share of unconsolidated JV mortgage debt 324,891 (2) On October 9, 2018, we provided a redemption notice to Enterprise Secured Debt $ 464,292 holders of our $450 million senior unsecured notes due in 2019, which will be redeemed in November 2018. Enterprise Gross Assets 17,202,197 (3) Represents the current quarter Adjusted EBITDA multiplied Secured Debt Ratio 2.7% by a factor of four. NET DEBT TO ADJUSTED EBITDA Three Months Ended September 30, 2018 Net Debt $ 7,187,250 Adjusted EBITDA(3) 1,110,756 Net Debt to Adjusted EBITDA 6.5x 52

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, HCP, Inc.
Former General Counsel
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
President and Chief Executive Officer, HCP, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Former President and Chief Operating Officer,
BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

PETER L. RHEIN
Partner,
Sarlot & Rhein

KATHERINE M. SANDSTROM
Advisor,
Heitman, LLC

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health; Former Chief Executive Officer,
American Health Properties, Inc.

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
President and Chief Executive Officer

SCOTT M. BRINKER
Executive Vice President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Operating Officer

TROY E. MCHENRY
Executive Vice President
General Counsel and Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

KENDALL K. YOUNG
Executive Vice President
Senior Housing Properties

SHAWN G. JOHNSTON
Senior Vice President
Chief Accounting Officer

GLENN T. PRESTON
Senior Vice President
Senior Managing Director
Medical Office Properties

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Hoag Hospital Forward-Looking Statements Irvine, CA & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) the Company’s pending or contemplated acquisitions, dispositions, transitions, development and redevelopment projects or other transactions, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, occupancy, yield, lease coverage ratios, lease commissions, total investment and return on investment, (ii) the redemption of the Company's senior unsecured notes due in 2019, (iii) portfolio diversification, operator/tenant concentration, and facility EBITDARM and EBITDAR CFC on a pro forma basis, (iv) future new supply and demographics, and (v) the Company’s 2018 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward- looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; 54 Continued

Forward-Looking Statements & Risk Factors (continued) operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at Patewood Medical Office Building C Greenville, SC (949) 407-0400. 55

CORPORATE HEADQUARTERS SAN FRANCISCO OFFICE NASHVILLE OFFICE 1920 MAIN STREET, SUITE 1200 950 TOWER LANE, SUITE 1650 3000 MERIDIAN BOULEVARD, SUITE 200 IRVINE, CA 92614 FOSTER CITY, CA 94404 FRANKLIN, TN 37067 (949) 407-0700 56